UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2020

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, 35th Floor
New York, NY 10119
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 845-8200

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Forward-looking Statements
Any statements in this Current Report on Form 8-K and Exhibit 99.1 attached hereto about IVERIC bio, Inc.'s (the "Company") future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Current Report on Form 8-K and Exhibit 99.1 attached hereto, the Company’s forward looking statements include statements about its expectations to initiate enrollment in its second pivotal trial of Zimura in geographic atrophy secondary to dry AMD and to use its previously announced clinical trial of Zimura for the treatment of geographic atrophy as a pivotal trial, its development strategy for Zimura, the projected use of cash and cash balances, the timing, progress and results of clinical trials and other research and development activities and the potential utility of its product candidates. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the initiation and the progress of research and development programs and clinical trials, availability of data from these programs, reliance on third parties, establishment of manufacturing capabilities, expectations for regulatory matters, need for additional financing and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Item 8.01 Other Events

Update for Second Zimura Pivotal Clinical Trial

The Company today announced that due to the threat of the coronavirus (COVID-19) global pandemic, the Company has decided to delay the initiation of enrollment of patients in the second pivotal clinical trial (the "ISEE2008 trial") for Zimura® (avacincaptad pegol), a novel complement C5 inhibitor, in development for the treatment of geographic atrophy (GA) secondary to dry age-related macular degeneration (AMD).

A press release announcing this event is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Projected Cash Runway and 2020 Year End Cash and Cash Equivalents

Accounting for the announced delay of the initiation of enrollment in the ISEE2008 trial, the Company continues to believe that its cash and cash equivalents will be sufficient to fund its operations and capital expenditure requirements as currently planned into the beginning of 2022. In addition, the Company continues to estimate that its year-end 2020 cash and cash equivalents will range between $60 million and $70 million. These estimates are provided as of the date of this Current Report and are based on the Company’s current business plan, including the continuation of its current research and development programs and the delayed initiation of patient enrollment for the ISEE2008 trial. The Company will continue to monitor the evolving COVID-19 situation. These estimates also do not reflect any additional expenditures, including associated development costs, in the event the Company in-licenses or acquires any new product candidates or commences any new research or development programs. The Company has based these estimates on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
The following Exhibit 99.1 to this Current Report on Form 8-K is incorporated by reference herein.

99.1	IVERIC bio, Inc. Press Release, dated March 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: March 18, 2020	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer